UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056
March 20, 2023
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of Main Street Capital Corporation, which will be held on May 1, 2023, at Hotel Emma, Cellar J, 136 East Grayson, San Antonio, Texas 78215, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.
If your shares are held in book-entry form on the records of American Stock Transfer & Trust Company, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares at the annual meeting or any adjournment or postponement thereof by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.
Thank you for your support.

Sincerely yours,

VINCENT D. FOSTER	DWAYNE L. HYZAK
Chairman of the Board	Member of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 1, 2023.
Our proxy statement and annual report on Form 10-K for the year ended December 31, 2022 are available on the Internet at www.mainstcapital.com under “SEC Filings” in the “Investors” section of our website.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:
•The date, time and location of the meeting;
•A list of the matters intended to be acted on and our Board of Directors’ recommendations regarding those matters;
•Any control/identification numbers that you need to access your proxy card; and
•Information about attending the meeting and voting in person.

Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of the Stockholders of Main Street Capital Corporation, a Maryland corporation, will be held at Hotel Emma, Cellar J, 136 East Grayson, San Antonio, Texas 78215, on Monday, May 1, 2023, at 9:00 AM local time, in order to:
(1)elect our directors for a term of one year;
(2)ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;
(3)provide an advisory vote on executive compensation;
(4)provide an advisory vote on the frequency of the advisory vote on executive compensation;
(5)approve an amendment to our Articles of Amendment and Restatement (the “Charter”) to allow our stockholders to amend our bylaws; and
(6)transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
If you were a stockholder as of the close of business on February 28, 2023, you are entitled to vote at the meeting and at any postponement or adjournment thereof.
Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption “Voting Information.”
We have enclosed with this notice and proxy statement a copy of our annual report on Form 10-K for the year ended December 31, 2022.

By Order of the Board of Directors,

JASON B. BEAUVAIS Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 20, 2023

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
This proxy statement and accompanying proxy card is being mailed to the stockholders of Main Street Capital Corporation (“Main Street,” the “Company,” “we,” “us,” or “our”) beginning on March 20, 2023. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 1, 2023 at Hotel Emma, Cellar J, 136 East Grayson, San Antonio, Texas 78215, at 9:00 AM local time. The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses.
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
VOTING INFORMATION
Record Date and Who May Vote
Our Board selected February 28, 2023 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, American Stock Transfer and Trust Company, as of the close of business on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.
As of the close of business on the Record Date, 79,549,951 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote
For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.
By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting and at any postponement or adjournment thereof. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only on the proposal to ratify our appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. You can vote by following the instructions included in your broker’s voting instruction form.
If your shares are held in street name and you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
How to Revoke or Change Your Vote
For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.
For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
Quorum
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.
Broker Non-Votes
If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares — this will result in a broker non-vote. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of our independent registered public accounting firm (ITEM 2), which is the only routine proposal to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on ITEM 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting (ITEMS 1, 3, 4, and 5), which are considered non-routine.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted
We are asking you to vote on the following:
•the election of all of the members of our Board;
•the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•an advisory vote on executive compensation;
•an advisory vote on the frequency of the advisory vote on executive compensation; and
•the amendment of our Charter to allow stockholders to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter.
Election of Directors.  Directors are elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, with respect to each director in an uncontested election, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.
Advisory Vote on Executive Compensation.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the approval of the resolution in this proposal. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item. Even though your vote is advisory and therefore not binding on us, the Compensation Committee of our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. The period (every one year, two years or three years) receiving the greatest number of votes as set forth in this proposal will be deemed the choice of the frequency for the advisory vote on executive compensation that has been selected by our stockholders on an advisory basis. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item. Even though your vote is advisory and therefore will not be binding on us, the Compensation Committee of our Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.
Amendment of Our Charter.  The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to amend our Charter to allow our stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. For purposes of the vote to amend our Charter, abstentions and broker non-votes will have the effect of a vote against this item.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•to permit the inspectors of election to tabulate and certify your vote; or
•to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS
(ITEM 1)
Each member of our Board serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board has eight members, of whom six are not “interested persons” of Main Street, as defined in the Investment Company Act of 1940 (the “1940 Act”). The 1940 Act requires that our Board be composed of a majority of members who are not “interested persons” of Main Street. In addition, the New York Stock Exchange Listed Company Manual requires that we maintain a majority of independent directors on the Board and provides that a director of a business development company, like us, shall be considered to be independent if he or she is not an “interested person” of the business development company, as defined in the 1940 Act.
The term of office of all directors will expire at this year’s Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee and the nomination of our Board, each of the eight nominees named below, all of whom are presently members of our Board, will stand for re-election as directors at the Annual Meeting.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unable to serve or, for good cause, will not serve as a director, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Set forth below is certain information (as of the Record Date) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Main Street and our Board. The business address of each nominee listed below is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.
Nominees

Name and Principal Occupation	Age	Director Since

Independent Directors

J. Kevin Griffin	51	2011

Mr. Griffin serves as the Chief Strategy Officer for MaineHealth, a $3.5 billion not-for-profit integrated healthcare system based in Portland, Maine. MaineHealth consists of nine local hospital systems, a comprehensive behavioral healthcare network, diagnostic services, home health agencies, and more than 1,700 employed and independent physicians working together through the MaineHealth Medical Group. With approximately 22,000 care team members, MaineHealth provides preventive care, diagnosis and treatment to 1.1 million residents in Maine and New Hampshire. Prior to joining MaineHealth in February 2022, Mr. Griffin was the Senior Vice President of Financial Planning & Analysis at Novant Health, a not-for-profit integrated healthcare system headquartered in Winston-Salem, North Carolina. From 2007 to October 2012, Mr. Griffin was a Managing Director of Fennebresque & Co., LLC, a boutique investment banking firm located in Charlotte, North Carolina. From 2003 through 2007, he was a Partner at McColl Partners, LLC, where he originated and executed middle market M&A transactions. Prior to McColl Partners, Mr. Griffin worked in the M&A and corporate finance divisions of Lazard Ltd, JPMorgan, and Bank of America in New York, Chicago, and Charlotte. Mr. Griffin’s investment banking experience consists primarily of executing and originating mergers and acquisitions and corporate finance transactions. We believe Mr. Griffin is qualified to serve on our Board because of his extensive finance and valuation experience, his various executive roles within the healthcare industry, and his substantive background in working with middle market companies in an M&A and advisory capacity.

Name and Principal Occupation	Age	Director Since
John E. Jackson	64	2013

Mr. Jackson serves as the President and Chief Executive Officer of CSI Compressco LP (NASDAQ: CCLP) (“CSI Compressco”), a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing and storage. Mr. Jackson previously served as the President and Chief Executive Officer of Spartan Energy Partners, which acquired the general partner of CSI Compressco in January 2021 before becoming a subsidiary of CSI Compressco through a restructuring transaction in November 2021. He has also been a director of Seitel, Inc., a privately owned provider of onshore seismic data to the oil and gas industry in North America, since August 2007. He previously served as a director of Basic Energy Services, Inc. (NYSE: BAS), a provider of well-site services in the United States to oil and natural gas drilling and producing companies, from December 2016 until December 2021, and was a member of the compensation committee and the chair of the audit committee of Basic Energy Services, Inc. He previously served as a director of CNX Midstream Partners, LP, formerly known as CONE Midstream Partners, LP (NYSE: CNXM, formerly CNNX), a master limited partnership that owns and operates natural gas gathering and other midstream energy assets in the Marcellus Shale in Pennsylvania and West Virginia, from January 2015 until its sale in September 2020, and was a member of its audit committee during that time. Mr. Jackson was Chairman, Chief Executive Officer and President of Price Gregory Services, Inc., a pipeline-related infrastructure service provider in North America, from February 2008 until its sale in October of 2009. He served as a director of Hanover Compressor Company (“Hanover”), now known as Exterran Corporation (NYSE: EXTN) and Archrock, Inc. (NYSE: AROC), from July 2004 until May 2010. Mr. Jackson also served as Hanover’s President and Chief Executive Officer from October 2004 to August 2007 and as Chief Financial Officer from January 2002 to October 2004. He also serves on the board of several non-profit organizations. We believe Mr. Jackson’s qualifications to serve on our Board include his extensive background in executive and director roles of public and private companies.

Brian E. Lane	65	2015

Mr. Lane has served as Chief Executive Officer and President of Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning and electrical services, since December 2011 and as a director of Comfort Systems since November 2010. Mr. Lane served as Comfort Systems’ President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Mr. Lane spent fifteen years at Halliburton Company (NYSE: HAL), a global service and equipment company devoted to energy, industrial, and government customers. During his tenure at Halliburton, he held various positions in business development, strategy and project initiatives, and he departed as the Regional Director of Europe and Africa. Mr. Lane’s additional experience included serving as a Regional Director of Capstone Turbine Corporation (NASDAQ: CPST), a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company, where he focused on the chemical industry. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College. We believe Mr. Lane is qualified to serve on our Board because of his background in executive and director roles of public and private companies and his extensive knowledge of the construction and industrial services industries.

Name and Principal Occupation	Age	Director Since
Kay Matthews	64	2020

Ms. Matthews retired in June 2019 after a successful 36-year career at Ernst & Young (“EY”) where she held several leadership roles for the global organization. Most recently, Ms. Matthews served as a Vice Chair of the EY Americas Board, a member of the EY Global Practice Group, and the Managing Partner of EY’s West Region, with responsibility for all services delivered to clients in the region. Ms. Matthews serves on the board of directors of SVB Financial Group (NASDAQ: SIVB), whose businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries, since September 2019. She serves as the chair of SVB Financial’s board and on its audit, governance and corporate responsibility, and risk committees. She also served on the board of directors of Coherent, Inc. (NASDAQ: COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based systems solutions for scientific, commercial and industrial customers, from May 2019 until July 2022. Ms. Matthews earned a Bachelor of Accounting degree from Texas Tech University. She was the 2013 Texas Tech School of Accounting Distinguished Alumni, a 2020 Texas Tech Rawls School of Business Distinguished Alumni and is a member of the Texas Tech Rawls College of Business Advisory Council. We believe Ms. Matthews is qualified to serve on our Board because of her extensive experience and leadership as a long-time and distinguished operating executive and audit partner at EY working with clients throughout their life cycle from early-stage startups to Fortune 500 companies, which brings valuable insight to Main Street’s investments in lower middle market and middle market companies.

Dunia A. Shive	62	2020

Ms. Shive served as Chief Executive Officer and President of Belo Corp. (NYSE: BLC), a media company that owned several television stations, from 2008 until its acquisition by Gannett Co., Inc. in 2013. After the acquisition, Ms. Shive served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc. (NYSE: TGNA, formerly GCI), a broadcast and digital media company, until retiring in 2017. She joined Belo Corp. in 1993 and served in a variety of leadership positions during her tenure, including Chief Financial Officer. Ms. Shive has served on the boards of directors of Kimberly-Clark Corporation (NYSE: KMB), a global manufacturer of branded tissue and personal care products, since May 2019, and Trinity Industries, Inc. (NYSE: TRN), a leading provider of rail transportation products and services in North America, since March 2014, and DallasNews Corporation (NYSE: DALN), the leading local news and information publishing company in Texas, since September 2021. She serves (i) as the chair of the audit committee of Kimberly-Clark Corporation’s board of directors, (ii) on the corporate governance and directors nominating committee, the finance and risk committee, and as the chair of the audit committee of Trinity Industries, Inc.’s board of directors and (iii) on the compensation and management development committee and the nominating and corporate governance committee of DallasNews Corporation’s board of directors. Ms. Shive serves as a Trustee of Parks for Downtown Dallas. From 2014 to 2018, she was a director of Dr Pepper Snapple Group, Inc., now known as Keurig Dr Pepper Inc. (NYSE: KDP, formerly DPS). From 2009 to 2015, she served on the board of directors of the Associated Press, where she served as chair of the audit committee from 2011 to 2015. From 2008 to 2013, she served on the board of directors of Belo Corp. We believe Ms. Shive is qualified to serve on our Board because of her extensive leadership experience as president, chief executive officer and chief financial officer of a public company, financial acumen from her chief financial officer and public accounting experience and broad public company board experience.

Name and Principal Occupation	Age	Director Since
Stephen B. Solcher	62	2015

Mr. Solcher served as the Senior Vice President of Finance and Business Operations and Chief Financial Officer of BMC Software, Inc. (“BMC”), a privately held company that is a global leader in software solutions, from August 2005 until October 2020, and as executive advisor from October 2020 until retiring in October 2021. Previously, Mr. Solcher served as BMC’s Treasurer and Vice President of Finance. He joined BMC in September 1991 as Assistant Treasurer and became Treasurer the following year. During Mr. Solcher’s tenure, BMC grew from nearly $130 million in annual revenue to $2.2 billion in annual revenue in 2013, its last year operating as a public company. In addition to leading many M&A transactions as Chief Financial Officer, Mr. Solcher was instrumental in BMC’s transition from being a publicly traded company to becoming a privately held company in 2013. Prior to joining BMC, he was employed by Arthur Andersen as a certified public accountant. Mr. Solcher also serves on the development board of the Mays Business School at Texas A&M University and has served on the board of numerous nonprofit organizations. He was recognized by Institutional Investor magazine as part of the “All American Executive Team” in 2010 and 2012 and by Houston Business Journal as 2012 Best CFO — Large Public Company. We believe Mr. Solcher’s qualifications to serve on our Board include his thorough knowledge of the information technology and software industries and his accounting, finance and M&A experience as a chief financial officer of a large public and private company qualifying him to be an audit committee financial expert.

Interested Directors

Messrs. Foster and Hyzak are interested persons, as defined in the 1940 Act, due to their current and previous positions at Main Street.

Vincent D. Foster	66	2007

Mr. Foster has served as Chairman of Main Street’s Board since 2007 and as senior advisor since January 2022. Mr. Foster previously served as Main Street’s Chief Executive Officer from 2007 until November 2018 and also served as Main Street’s President from 2012 until 2015 and as Executive Chairman from November 2018 until December 2021. He has also been a member of our management team’s investment committee since its formation in 2007 and was a member of our management team’s executive committee from its formation in 2015 until December 2021. Mr. Foster also currently serves as a founding director of Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he also serves on the audit committee and investment committee. He also served as a director of U.S. Concrete, Inc. (NASDAQ-CM: USCR) from 1999 until 2010, Carriage Services, Inc. (NYSE: CSV) from 1999 to 2011, MSC Income Fund, Inc. (“MSC Income”), a non-publicly traded business development company that is managed by MSC Adviser I, LLC, our wholly owned portfolio company and a registered investment adviser, from 2012 until 2013 and Team, Inc. (NYSE: TISI) from 2005 until 2017. In addition, Mr. Foster served as a founding director of the Texas TriCities Chapter of the National Association of Corporate Directors from 2004 to 2011. Mr. Foster, a certified public accountant, had a 19-year career with Arthur Andersen, where he was a partner from 1988 to 1997. Mr. Foster was the director of Arthur Andersen’s Corporate Finance and Mergers and Acquisitions practice for the Southwest United States and specialized in working with companies involved in consolidating their respective industries. Mr. Foster co-founded and from 1997 until December 2021 acted as co-managing partner and in other senior executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. We believe Mr. Foster is qualified to serve on our Board because of his intimate knowledge of our business and operations, along with his comprehensive experience on other public boards of directors and his extensive experience in tax, accounting, mergers and acquisitions, corporate governance and finance.

Name and Principal Occupation	Age	Director Since
Dwayne L. Hyzak	50	2018

Mr. Hyzak has served as Main Street’s Chief Executive Officer since November 2018 and as a member of our Board since January 2018. Mr. Hyzak also serves as a member of our management team’s executive and investment committees. He was promoted to the role of Chief Executive Officer in November 2018 and was elected to our Board of Directors in January 2018. Mr. Hyzak previously served in several executive roles from 2011 to 2018, including as our President (2015 until November 2018), Chief Operating Officer (2014 until November 2018), Chief Financial Officer (2011 until 2014) and Senior Managing Director since 2011 and also served in other senior executive positions at Main Street prior to 2011. Prior to our IPO in 2007, Mr. Hyzak served as a Senior Managing Director and other executive positions of several Main Street predecessor funds and entities, which are now our subsidiaries. Mr. Hyzak joined Main Street in 2002, becoming one of the founding members of the firm. Since October 2020, Mr. Hyzak has also served as the Chief Executive Officer and Chairman of the Board of MSC Income. Prior to joining Main Street, Mr. Hyzak was a Director of Integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company’s mergers and acquisitions and corporate finance activities. Previously, Mr. Hyzak was a Manager with Arthur Andersen in its Transaction Advisory Services group. Mr. Hyzak currently serves on the board of directors of Child Advocates, a non-profit organization that trains and supports advocates to serve the interests of abused or neglected children in the greater Houston area. We believe Mr. Hyzak is qualified to serve on our Board because of his long tenure in leadership roles at Main Street, currently as Chief Executive Officer and previously as President and Chief Operating Officer, in which roles he has successfully led our lower middle market investment activities, and also previously as Chief Financial Officer, along with his extensive experience in investing and managing investments in lower middle market companies, mergers and acquisitions, corporate finance, tax and accounting.

Since this is an uncontested election, directors will be elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until the earlier of the acceptance by the Board of his or her resignation or his or her removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.

THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board. The corporate governance section may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056:
Audit Committee Charter
Nominating and Corporate Governance Committee Charter
Compensation Committee Charter
In addition, our Code of Business Conduct and Ethics and our Corporate Governance and Stock Ownership Guidelines may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website and are available in print to any stockholder who requests a copy in writing. Our Board adopted the Code of Business Conduct and Ethics in order to establish policies, guidelines and procedures that promote ethical practices and conduct by Main Street and all its employees, officers and directors. All officers, directors and employees of Main Street are responsible for maintaining the level of integrity and for complying with the policies contained in the Code of Business Conduct and Ethics. Each employee of Main Street is required to acknowledge that he or she has received, read and understands the Code of Business Conduct and Ethics and agrees to observe the policies and procedures contained therein at the time of hire and annually thereafter. We intend to disclose any substantive amendments to, or waivers from, our Code of Business Conduct and Ethics within four business days of the waiver or amendment through a posting on our website. The Corporate Governance and Stock Ownership Guidelines adopted by our Board establish our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, responsibilities of management and interaction with the Board and stock ownership guidelines for management and Board members. The Nominating and Corporate Governance Committee of our Board assesses the Corporate Governance and Stock Ownership Guidelines periodically and makes recommendations to the Board on any changes to implement.
Corporate Governance Highlights

Board Independence	Stock Ownership Practices
•6 out of 8 directors are independent	•Stock ownership guidelines for directors and officers
•Board led by a non-executive chairman and a lead independent director	•Directors and officers are generally prohibited from hedging or pledging shares of our common stock
•All of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors	•Equity compensation aligns management’s interest with stockholders •Company “clawback” rights on employee restricted stock grants

Board and Committee Practices	Stockholder Rights
•Regular executive sessions of independent and non-management directors	•Annual election of all directors •Annual say-on-pay vote
•Annual board and committee self-assessments	•Stockholder right to call a special meeting
•Shared risk management oversight by board and committees	•No poison pill •Seeking Board recommended amendment to our charter at the Annual Meeting to allow stockholders to amend our bylaws
•Routine CEO and management succession planning
•Committee designated to oversee Environmental, Social and Governance (“ESG”) activities and initiatives

Director Independence
Our Board currently consists of eight members, six of whom are classified under applicable listing standards of the New York Stock Exchange as “independent” directors and under Section 2(a)(19) of the 1940 Act as not “interested persons.” Based on these independence standards and the recommendation of the Nominating and Corporate Governance Committee, our Board has affirmatively determined that the following directors are independent:
J. Kevin Griffin
John E. Jackson
Brian E. Lane
Kay Matthews
Dunia A. Shive
Stephen B. Solcher
Our Board considered certain portfolio investments and other transactions in which our independent directors may have had a direct or indirect interest, including the transactions, if any, described under the heading “Certain Relationships and Related Party Transactions” in evaluating each director’s independence under the 1940 Act and applicable listing standards of the New York Stock Exchange, and the Board determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his or her independence.
Communications with the Board
Stockholders or other interested persons may send written communications to the members of our Board, addressed to Board of Directors, c/o Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board.
Board Leadership Structure
Mr. Foster currently serves as the Chairman of our Board and a non-executive senior advisor to the Company. He previously served as our Executive Chairman from November 2018 until December 2021 and our Chief Executive Officer from 2007 until November 2018. In November 2018, in connection with a previously announced long-term succession plan, the Board elected Mr. Hyzak as Chief Executive Officer of the Company, succeeding Mr. Foster. Mr. Foster is an “interested person” under Section 2(a)(19) of the 1940 Act due to his current and previous positions with the Company. The Board believes that Mr. Foster is currently best situated to serve as Chairman of our Board given his history with the Company, his deep knowledge of the Company’s business and his extensive experience in managing private debt and equity investments in lower middle market companies and debt investments in middle market companies. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. Foster brings Company-specific and industry-specific experience and expertise. The Board believes that the current leadership structure with Mr. Foster serving as Chairman of the Board promotes strategy development and execution while facilitating effective, timely communication between management and the Board and is optimal for effective corporate governance.
Our Board has designated John E. Jackson as Lead Independent Director to preside over all executive sessions of non-management directors. In the Lead Independent Director’s absence, the remaining non-management directors may appoint a presiding director by majority vote. The non-management directors meet in executive session without management on a regular basis. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and the Chief Executive Officer and facilitating collaboration and communication between the non-management directors and management. Stockholders or other interested persons may send written communications to John E. Jackson, addressed to Lead Independent Director, c/o Main Street Capital Corporation, Corporate Secretary’s Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.
Board of Directors and its Committees
Board of Directors.  Our Board met four times and acted by unanimous written consent 25 times during 2022. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served during 2022, and all then-serving directors attended the 2022 Annual Meeting of Stockholders in person. Our Board expects each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.

Committees.  Our Board currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board. The current members of the committees, as of the Record Date, are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating and Corporate Governance
J. Kevin Griffin	Chair		☒
John E. Jackson	☒	☒
Brian E. Lane		☒	Chair
Kay Matthews	☒
Dunia A. Shive			☒
Stephen B. Solcher	☒	Chair
Audit Committee.  During the year ended December 31, 2022, the Audit Committee met four times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board with its oversight of our investment valuation policy and procedures and monitoring and overseeing the Company’s policy standards and guidelines for risk assessment and risk management. Our Board has determined that each of Ms. Matthews and Messrs. Griffin, Jackson and Solcher is an “Audit Committee financial expert” as defined by the SEC. For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.
Compensation Committee.  During the year ended December 31, 2022, the Compensation Committee met six times and acted by unanimous written consent once. The Compensation Committee determines the compensation and related benefits for our executive officers including the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. In addition, the Compensation Committee assists the Board in developing and evaluating the compensation of our non-management directors and evaluating succession planning with respect to the chief executive officer and other key executive positions. The Compensation Committee has the authority to engage the services of outside advisers, experts and others as it deems necessary to assist the committee in connection with its responsibilities. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board, except the employee directors do not vote with respect to their compensation.
Nominating and Corporate Governance Committee.  During the year ended December 31, 2022, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board, identifying, researching and recommending to the Board director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board or a committee of the Board, developing and recommending to our Board any amendments to our corporate governance principles and overseeing the self-assessment of our Board and its committees. The Nominating and Corporate Governance Committee also oversees the Company’s strategy, initiatives, policies and reporting related to ESG activities.
Board and Committee Evaluation Process
Each year, our Board conducts a thorough self-assessment evaluation process. Detailed questionnaires solicit anonymous input from directors regarding the performance and effectiveness of the Board, Board committees, individual directors and interaction with management and provide an opportunity for Board members to identify areas for improvement. The Nominating and Corporate Governance Committee reviews the results and feedback from this process and makes recommendations for improvements as appropriate. The Board has successfully used this process to evaluate Board and Board committee effectiveness and identify opportunities to strengthen the Board.

Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the New York Stock Exchange. During the year ended December 31, 2022, no member of the Compensation Committee was an officer, former officer or employee of ours or had a relationship disclosable under “Certain Relationships and Related Party Transactions,” except as disclosed therein. No interlocking relationship, as defined by the rules adopted by the SEC, existed during the year ended December 31, 2022 between any member of the Board or the Compensation Committee and an executive officer of Main Street.
Director Nomination Process
Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board must satisfy certain general criteria, including, among other things:
•be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;
•be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•be willing and able to devote sufficient time to the affairs of our Company and be diligent in fulfilling the responsibilities of a member of our Board and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of our Board and any committee thereof; preparing for, attending and participating in meetings of our Board and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and
•have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.
The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board to enhance its effectiveness and the effectiveness of its committees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.
Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any shares of our stock beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an “interested person” of our Company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See “Stockholders’ Proposals” in this proxy statement and the relevant provisions of our bylaws for other requirements of stockholder proposals.
The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board, and our Board may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. No director nominee named in this proxy statement was nominated by stockholders.

Board’s Role in the Oversight of Risk Management
Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks.
We have an enterprise risk management program designed to help us identify, categorize, assess, mitigate and manage various risks facing our business. Members of our executive management team monitor and update each risk, regularly reassess the program and the risks identified to align with Company strategy, and report on progress thereof to the Audit Committee, which is responsible for overseeing the program.
The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures.
Audit Committee	Risks and exposures associated with financial matters, particularly investment valuation, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, related party transactions, financial policies and credit and liquidity matters, along with information technology systems and policies including data privacy and security and business continuity and operational risks.
Compensation Committee	Risks and exposures associated with leadership assessment, senior management succession planning, executive and director compensation programs and arrangements, including incentive plans, and compensation related regulatory compliance.
Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, director nomination, evaluation and succession planning, and oversight of ESG activities.

Succession Planning
Our Board is actively engaged in succession planning for Board members and key employees. Its succession planning efforts are led by the Compensation Committee for key employees and by the Nominating and Corporate Governance Committee for Board members, both overseen by the full Board. These activities include an ongoing evaluation of our internal talent and leadership and the succession plan that envisions those individuals’ advancement to key positions in our Company and consideration for the need to recruit from outside the Company.
Hedging and Speculative Trading, Pledging of Company Securities
Our insider trading policy prohibits all directors, officers and employees from, directly or indirectly, trading while in the possession of material nonpublic information related to the Company’s securities and from engaging in short sales and short-term or other speculative trading of our securities and any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities issued by us. Prohibited hedging activity includes market transactions in puts, calls and other derivatives and the purchase of prepaid variable forward contracts, equity swaps and collars. Pledging our securities in a margin account or as collateral for a loan is also prohibited under the policy except in limited circumstances that are pre-approved by our chief compliance officer.

Stock Ownership Guidelines
To align the interest of the Company’s directors, executive officers and stockholders, the Board has established Stock Ownership Guidelines pursuant to which independent directors and certain key employees, including each executive officer, are required to achieve and maintain minimum levels of stock ownership as a multiple of annual base salary, in the case of employees, or annual cash retainer, in the case of directors, within five years of first becoming subject to our Stock Ownership Guidelines. Such equity ownership level is measured based on the average share closing price for each trading day in the previous year. Our Corporate Governance and Stock Ownership Guidelines may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
Executive Compensation Recovery, or “Clawback” Policy
Restricted stock grants under our 2015 Equity and Incentive Plan (pursuant to which restricted stock grants were made from 2015 through May 2022) and our 2022 Equity and Incentive Plan include a “clawback” provision that enables the Company to cancel unvested shares and recoup the value of shares that vested within one year of the Board’s determination that the recipient of the grant engaged in certain prohibited conduct or caused the need for the Company to restate previously issued financial statements. Prohibited conduct that could trigger a “clawback” obligation includes termination of the grant recipient for cause (as defined in the grant agreement) and the recipient violating certain non-compete, non-solicit or non-disclosure covenants in the grant agreement.
Responsible Investment and Community Involvement
We believe that thoughtful consideration of ESG matters provides meaningful value to our employees, portfolio companies, stockholders and community. We believe that our commitment to implementing, maintaining and consistently seeking to improve business practices mindful of ESG matters will have a lasting positive impact on all of our key stakeholders. Therefore, we are dedicated to taking ESG considerations into account with respect to our corporate activities at Main Street, including in the evaluation of investments. We incorporate ESG considerations into our investment diligence and evaluation processes. ESG topics considered for any particular business can vary, but can include use of natural resources, compliance with environmental regulation and best practices, gender and ethnic diversity and inclusion practices, community outreach and support and governance policies and practices, among others. These ESG considerations evaluated are part of the total underwriting information considered by our investment teams and investment committee and positive or negative findings with respect to any or all ESG factors will not be dispositive in an investment decision.
We seek to maintain a close-knit culture, a factor that we believe is important in employee retention, which is reinforced by our Community Building Committee. Our Community Building Committee, which is composed of a substantial cross section of employees across our organization, develops programs and initiatives that promote an open and inclusive atmosphere and encourage employee outreach with our community, in each case based upon feedback received from our employees. We are a dedicated proponent of certain local charitable and non-profit organizations. The Company supports these charities with both monetary donations, at the discretion of and with the approval of our Community Building Committee, and the support of our employee’s time and talents through special Main Street team projects and the utilization of our Volunteer Time Off program. The activities and results of our Community Building Committee and our Company’s overall charitable activities are summarized and reported to the Nominating and Corporate Governance Committee on a quarterly basis. We encourage you to visit our website for more information about charitable organizations receiving our ongoing support. Nothing on our website, however, shall be deemed incorporated by reference into this proxy statement.

COMPENSATION OF DIRECTORS
The following table sets forth the compensation that we paid during the year ended December 31, 2022 to our non-employee directors. Directors who are also employees of Main Street or any of its subsidiaries did not receive compensation for their services as directors in 2022.
Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Arthur L. French(3)	$—	$—	$—
J. Kevin Griffin	230,000	29,988	259,988
John E. Jackson	257,500	29,988	287,488
Brian E. Lane	215,000	29,988	244,988
Kay Matthews	205,000	29,988	234,988
Dunia A. Shive	197,500	29,988	227,488
Stephen B. Solcher	225,000	29,988	254,988
Vincent D. Foster(4)	—	—	—
______________________
(1)Non-employee directors may elect to defer a portion of their annual cash retainers under the Main Street Capital Corporation Deferred Compensation Plan (the “2015 Deferred Compensation Plan”). Amounts deferred under the plan earn a return based on the returns on certain investment alternatives permitted under the plan, including phantom Main Street stock units, as designated by the participant. The following table sets forth information regarding the activity during 2022 related to the accounts of our non-employee directors under the 2015 Deferred Compensation Plan:

Name	Aggregate Balance at December 31, 2021	2022 Director Contributions	2022 Company Contributions	2022 Aggregate Earnings (Loss)	2022 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2022
Arthur L. French	$1,255,685	$—	—	$(131,833)	$(368,644)	$755,209
J. Kevin Griffin	1,414,057	75,000	—	(165,244)	—	1,323,813
John E. Jackson	1,219,589	85,000	—	(137,301)	—	1,167,288
Brian E. Lane	858,026	85,000	—	(96,750)	—	846,276
Kay Matthews	274,967	75,000	—	(31,296)	—	318,671
Dunia A. Shive	316,532	90,000	—	(36,049)	—	370,483
Stephen B. Solcher	1,031,297	75,000	—	(116,122)	—	990,175

(2)Each of Mses. Matthews and Shive and Messrs. Griffin, Jackson, Lane and Solcher received an award of 765 restricted shares on May 2, 2022 under the Main Street Capital Corporation 2022 Non-Employee Director Restricted Stock Plan (the “Non-Employee Director Plan”), which will vest 100% on May 1, 2023, the day of the Annual Meeting since the prior day is not a business day, provided that the grantee has been in continuous service as a member of the Board through such date. These amounts represent the grant date fair value of the 2022 stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant. Dividends paid on restricted stock awards are reflected in the grant date fair value and, therefore, are not shown in the table. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each of Mses. Matthews and Shive and Messrs. Griffin, Jackson, Lane and Solcher had 765 unvested shares of restricted stock outstanding as of December 31, 2022. Please see the discussion of the assumptions made in the valuation of these awards in Note J to the audited consolidated financial statements included in the annual report accompanying this proxy statement.
(3)Mr. French did not stand for re-election to the Board at the end of his term that ended at the 2022 Annual Meeting on May 2, 2022 and received no compensation for serving as a member of the Board during 2022.

(4)Mr. Foster did not receive any compensation for serving as a member and chairman of the Board during 2022. He was, however, paid a salary of $400,000 and employer matching contributions under our 401(k) plan of $13,725 for his services as senior advisor to the Company during 2022.
The compensation for non-employee directors for 2022 was comprised of cash compensation paid to or earned by directors in connection with their service as a director. That cash compensation consisted of an annual retainer of $190,000, and an additional $42,500 retainer for the Lead Independent Director. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We also reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on our Board. The chairpersons and members of our Board committees received additional annual retainers for 2022 as follows:
•the chairperson of the Audit Committee: $32,500;
•members of the Audit Committee other than the chairperson: $15,000;
•the chairperson of the Compensation Committee: $20,000;
•members of the Compensation Committee other than the chairperson: $10,000;
•the chairperson of the Nominating and Corporate Governance Committee: $15,000; and
•members of the Nominating and Corporate Governance Committee other than the chairperson: $7,500.
The Non-Employee Director Plan provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board, each non-employee director receives a number of shares equivalent to $30,000 based on the closing price of a share of our common stock on the New York Stock Exchange (or other exchange on which our shares are then listed) on the date of grant. These shares are subject to forfeiture provisions that will lapse as to an entire award at the end of the one-year term.
In November 2015, our Board approved and adopted the 2015 Deferred Compensation Plan. The 2015 Deferred Compensation Plan became effective on January 1, 2016 and replaced the Deferred Compensation Plan for Non-Employee Directors previously adopted and approved by the Board in 2013. Under the 2015 Deferred Compensation Plan, non-employee directors and certain key employees may defer receipt of some or all of their cash compensation, subject to certain limitations. Individuals participating in the 2015 Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the plan and are also able to direct investments made on their behalf among investment alternatives permitted from time to time under the plan, including phantom Main Street stock units for which shares of Main Street common stock will be issued upon distribution.
For the beneficial ownership of our common stock by each of our directors and the dollar range value of such ownership, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 37.

EXECUTIVE OFFICERS
Our executive officers serve at the discretion of our Board. The following persons serve as our executive officers or significant employees in the following capacities (information as of the Record Date):

Name	Age	Position(s) Held
Dwayne L. Hyzak(1)(2)	50	Member of the Board and Chief Executive Officer
David L. Magdol(1)(2)	52	President and Chief Investment Officer
Jesse E. Morris(2)	55	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Jason B. Beauvais(2)	47	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Nicholas T. Meserve	43	Managing Director
Jaime Arreola	42	Managing Director
K. Colton Braud, III	37	Managing Director
Damian T. Burke	51	Managing Director
Samuel A. Cashiola	37	Managing Director
Diego Fernandez	33	Managing Director
Lance A. Parker	52	Vice President, Chief Accounting Officer and Assistant Treasurer(3)
Ryan R. Nelson	40	Vice President of Finance(3)
Katherine S. Silva	43	Vice President and Assistant Treasurer
______________________
(1)    Member of our management team’s investment committee. Mr. Foster, non-executive senior advisor and Chairman of the Board, is also a member of the investment committee. The investment committee is responsible for all aspects of our investment processes, including approval of investments.
(2)    Member of our management team’s executive committee. The executive committee consults with and advises our Chief Executive Officer on significant firm-wide operational and strategic priorities.
(3)    Effective March 13, 2023, Mr. Nelson will assume the titles of Vice President, Chief Accounting Officer and Assistant Treasurer and Mr. Parker’s roles as Vice President, Chief Accounting Officer and Assistant Treasurer will cease.

For more information on Mr. Hyzak, Member of the Board and Chief Executive Officer, see his biographical information under “Election of Directors” above.
David L. Magdol is our President and Chief Investment Officer. Mr. Magdol also serves as a member our management team’s executive and investment committees. He was promoted to the role of President in November 2018 and has served as Chief Investment Officer since 2011. Previously, he also served as Vice Chairman and Senior Managing Director and in other senior executive positions at Main Street. Prior to our IPO in 2007, Mr. Magdol served as a Senior Managing Director and other executive positions of several Main Street predecessor funds and entities, which are now our subsidiaries. Mr. Magdol joined Main Street in 2002, becoming one of the founding members of the firm. Since October 2020, Mr. Magdol has also served as the President and Chief Investment Officer of MSC Income. Prior to joining Main Street, Mr. Magdol was a Vice President in the investment banking group at Lazard Freres & Co. Previously, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

Jesse E. Morris is our Executive Vice President, Chief Financial Officer and Chief Operating Officer. Mr. Morris also serves as a member our management team’s executive committee. He has management responsibility over the firm’s finance, treasury and internal operations. He is also a Senior Managing Director on our lower middle market investment team where his responsibilities include managing a portfolio of lower middle market investments where he is an active board member and assists those companies with various strategic initiatives, capital raises and M&A activity. Mr. Morris is also responsible for originating and executing on new investments for the firm. Mr. Morris has served as our Executive Vice President and Chief Operating Officer since joining Main Street in 2019 and as Chief Financial Officer since 2021. Since October 2020, Mr. Morris has also served as the Executive Vice President and Chief Operating Officer of MSC Income and as Chief Financial Officer of MSC Income since 2021. Prior to joining Main Street, Mr. Morris served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR) from 2014 to 2019 including most recently as Executive Vice President – Finance and President – Infrastructure Solutions. In this position, he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta’s public-private partnership (P3) concession and private infrastructure investment activities. Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE:SYY) including as Vice President and Chief Financial Officer – Foodservice Operations and Vice President of Finance and Chief Financial Officer – Broadline Operations. Mr. Morris began his career as a certified public accountant and was an Experienced Manager with Arthur Andersen.
Jason B. Beauvais is our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary. Mr. Beauvais also serves as a member our management team’s executive committee. He has management responsibility over the firm’s legal, compliance, human resources and technology functions. Mr. Beauvais has served as General Counsel and Secretary since joining the firm in 2008, as Chief Compliance Officer since 2012 and as Executive Vice President since 2021. Since October 2020, Mr. Beauvais has also served as General Counsel, Chief Compliance Officer and Secretary of MSC Income and as Executive Vice President since 2021. In addition, he is a member of the Board of Directors of the Houston Arboretum & Nature Center, a non-profit urban nature sanctuary. Prior to joining Main Street, Mr. Beauvais was an attorney with Occidental Petroleum Corporation (NYSE: OXY), an international oil and gas exploration and production company. Before that, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

Nicholas T. Meserve is a Managing Director on our private credit investment team. Mr. Meserve’s responsibilities include managing a portfolio of private loan and middle market investments. He is also responsible for sourcing, originating and executing on new investments for the firm. Since October 2020, Mr. Meserve has also served as a Managing Director of MSC Income. Prior to joining Main Street in 2012, Mr. Meserve was at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.
Jaime Arreola is a Managing Director on our lower middle market investment team and has served in this role since joining Main Street in January 2023. Prior to joining Main Street, Mr. Arreola was a Managing Director at Alloy Capital, a private credit firm that invests in growing companies in the middle market in Mexico. At Alloy Capital, Mr. Arreola was responsible for the origination and negotiation of new investments as well as overseeing and monitoring portfolio companies. Prior to joining Alloy, Mr. Arreola served as a Principal of Pinto America Growth Fund L.P. (“PAGF”), a private equity fund focused on investing in fast growing companies in the Hispanic market in the U.S. During his tenure in PAGF, Mr. Arreola served as the CEO of Excel Distribution for 6 years, a specialty distributor of Hispanic food products, until Excel’s successful sale. Prior to joining PAGF, Mr. Arreola worked for PepsiCo, McKinsey and Co. and Femsa Cerveceria in Mexico.
K. Colton Braud, III is a Managing Director on our lower middle market team. Mr. Braud has served as a Managing Director since January 2017 and in various other roles from Associate to Director roles since joining Main Street in 2012. He has also served as a Managing Director of MSC Income since October 2020. Prior to joining Main Street, Mr. Braud spent two years as an Associate at Wellspring Capital Management, a middle market private equity firm based in New York. While at Wellspring, Mr. Braud’s responsibilities included evaluating leveraged buyout opportunities, conducting due diligence across a wide array of industries and portfolio management. Prior to Wellspring, Mr. Braud served as an Analyst at J.P. Morgan Securities Inc. in its Financial Sponsor Group.

Damian T. Burke is a Managing Director on our lower middle market team. Mr. Burke joined Main Street in September 2019 and has also served as a Managing Director of MSC Income since October 2020. Prior to joining Main Street, from 2016 to 2019, Mr. Burke served as Chief Financial Officer of Melior Innovations, Inc., a Houston, Texas based company focused on commercializing new technologies in the semiconductor, coatings and oil field service sectors. Prior to joining Melior, from 2011 to 2016, Mr. Burke served as VP Corporate Development for Kraton Corporation (NYSE: KRA), a leading global specialty chemicals company, where he created and built out the corporate development group and led the execution of an acquisition program that doubled the size of the company. Prior to joining Kraton, from 2006 to 2011, Mr. Burke served as an SVP Development and Strategy with Oldcastle, Inc. (now known as CRH Americas), the North American division of CRH plc (NYSE: CRH), a leading global building materials business, where he led the acquisition of numerous privately held businesses in the building materials and products sectors. Mr. Burke began his career as an engineer with ExxonMobil Corporation (NYSE: XOM) and served in roles of increasing responsibility in the United Kingdom and the United States.
Samuel A. Cashiola is a Managing Director on our private credit investment team. Mr. Cashiola has served as a Managing Director since January 2019 and in various other roles since joining Main Street in 2012 and has also served as a Managing Director of MSC Income since October 2020. Mr. Cashiola’s responsibilities include managing a portfolio of private loan and middle market investments. He is also responsible for sourcing, originating and executing on new investments for the firm. Prior to joining Main Street, Mr. Cashiola was an Associate Analyst on Morgan Keegan’s Internet & e-Commerce Equity Research team, which focused on companies in the digital media and e-commerce segments, and an Associate at T. Rowe Price Associates.
Diego Fernandez is a Managing Director on our lower middle market investment team. Mr. Fernandez has served as a Managing Director since August 2021 and in various other roles from Senior Analyst to Director since joining Main Street in 2013. Since August 2021, Mr. Fernandez has also served as a Managing Director of MSC Income. Before joining Main Street, Mr. Fernandez worked for Bank of America Merrill Lynch, where he was involved in the origination, structuring and execution of leveraged loans and high yield bonds for various industries.
Lance A. Parker, a certified public accountant, is our Vice President, Chief Accounting Officer and Assistant Treasurer. Mr. Parker has served as our Vice President, Chief Accounting Officer and Assistant Treasurer since March 2020 and also held the position of Vice President and Corporate Controller from June 2019 to February 2020. Since October 2020, Mr. Parker has also served as a Vice President and Assistant Treasurer of MSC Income. Prior to joining Main Street, Mr. Parker worked at Group 1 Automotive, Inc. (NYSE: GPI), an automotive retailer, as the Vice President and Corporate Controller from November 2006 to May 2019, and also held the position of Director of Corporate Compliance from August 2004 to November 2006. From 1993 to 2003, Mr. Parker served as an auditor, with increasing degrees of responsibility, for both Arthur Andersen LLP and KPMG LLP before leaving his career in public accounting to pursue a position as the Controller for a private advertising and printing company. Mr. Parker currently serves as the Chairman of the Board of Every Village, a faith-based non-profit organization that builds clean water and communication systems in South Sudan.
Ryan R. Nelson, a certified public accountant, is our Vice President of Finance and has served in this role since joining Main Street in December 2022. Mr. Nelson will assume the roles of Vice President, Chief Accounting Officer and Assistant Treasurer effective March 13, 2023. Prior to joining Main Street, Mr. Nelson spent four years with Conn’s, Inc. (NASDAQ: CONN), a furniture, mattress, electronics and appliance store chain, where he worked in several leadership roles, including Vice President and Chief Accounting Officer. Prior to joining Conn’s, Mr. Nelson spent seven years with EnLink Midstream Partners, a midstream energy services company, where he worked in several leadership roles in their accounting group. Mr. Nelson started his career at KPMG LLP.

Katherine S. Silva, a certified public accountant, is our Vice President and Assistant Treasurer. Ms. Silva has served as Vice President since 2015, with responsibility for managing Small Business Administration (“SBA”) matters and several administrative functions, and Assistant Treasurer since 2010, with responsibility for managing day-to-day treasury activities. Since October 2020, Ms. Silva has also served as Vice President and Assistant Treasurer of MSC Income. She also serves as special assistant to Mr. Foster. Ms. Silva has worked at Main Street since 2005 and holds a Bachelor of Arts in Journalism from the University of Georgia.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation of Main Street’s Named Executive Officers, or NEOs, for 2022, who were:
•Dwayne L. Hyzak, Member of the Board and Chief Executive Officer;
•David L. Magdol, President and Chief Investment Officer;
•Jesse E. Morris, Executive Vice President, Chief Operating Officer and Chief Financial Officer; and
•Jason B. Beauvais, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary.
Compensation Philosophy and Objectives
The Main Street compensation system was developed by the Compensation Committee and approved by all independent directors. The system is designed to attract and retain key executives, motivate them to achieve the Company’s business objectives and reward them for performance while aligning management’s interests with those of the Company’s stockholders. The structure of Main Street’s incentive compensation programs is formulated to encourage and reward the following, among other things:
•achievement of income and capital gains from the Company’s investment portfolio to sustain and grow the Company’s dividend payments;
•maintenance of liquidity and capital flexibility to accomplish the Company’s business objectives, including the preservation of investor capital;
•attainment of superior risk-adjusted returns on the Company’s investment portfolio; and
•professional development and growth of individual executives, the management team and other employees.
The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Main Street’s Chief Executive Officer assists the Committee by providing recommendations regarding the compensation of NEOs and other key employees, excluding himself. The Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Committee’s meetings. However, the Committee often meets in executive session without the Chief Executive Officer or other members of management when discussing compensation matters and on other occasions as determined by the Committee.
The compensation packages for Main Street NEOs and other key employees are structured to reflect the Compensation Committee’s commitment to corporate governance best practices and performance-oriented executive compensation. Specifically, the Compensation Committee has implemented the following practices for NEOs and other key employees:
•no employment agreements;
•no contractual cash severance benefits;
•no supplemental defined benefit pensions; and
•no tax gross-up payments.
The Compensation Committee believes the above practices are appropriate in light of the Company’s current objectives and compensation philosophies but reserves the right to re-visit these practices in the future as may be appropriate. The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs and other key employees. Members of the Committee consider market practices by reviewing public and non-public information for executives at comparable companies and funds. The Committee also has the authority to utilize compensation consultants to better understand competitive pay practices and has retained such expertise in the past.

Independent Compensation Consultant
The Compensation Committee has from time to time engaged independent compensation consultants to assist the Committee and provide advice on a variety of compensation matters relating to NEO, other key employee and independent director compensation, incentive compensation plans and compensation trends, best practices and regulatory matters. Any such compensation consultants are hired by and report directly to the Compensation Committee. Although compensation consultants may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee.
The Compensation Committee engaged Johnson Associates, Inc. (“Johnson”) as an independent compensation consultant during 2022 to assist with benchmarking of, and to provide general advice with respect to, executive and director compensation. MSC Income’s board of directors also retained Johnson as an independent compensation consultant during 2022 to assist with benchmarking of, and to provide general advice with respect to, director compensation. Other than MSC Income, neither Johnson nor any of its affiliates provided any other services to the Company or any of its affiliates during 2022. The Compensation Committee considered, among other things, the following factors when selecting Johnson to provide compensation consulting services and in evaluating its independence: (i) Johnson does not provide any other services to the Company, (ii) the amount of fees Johnson received from the Company, noting in particular that such fees are negligible when considered in the context of Johnson’s total revenues for the period, (iii) Johnson’s policies and procedures concerning conflicts of interest, (iv) there are no other business or personal relationships between the Company’s management or members of the Compensation Committee, on the one hand, and any Johnson representatives who provide compensation consulting services to the Company, on the other hand, and (v) neither Johnson nor any of the Johnson representatives who provide compensation consulting services to the Company own any of the Company’s securities.
Assessment of Market Data
In assessing the competitiveness of executive compensation levels, the Compensation Committee analyzes market data of certain companies, including internally managed business development companies, or BDCs, private equity firms, private credit firms, and other asset management and financial services companies. This analysis focuses on key elements of compensation practices in general, and more specifically, the compensation practices at companies and funds reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope as compared to the Company.
With respect to other internally managed BDCs like Main Street, the Compensation Committee considers the compensation practices and policies pertaining to executive officers as detailed in their company’s respective proxies, research analysts’ reports and other publicly available information. However, there are relatively few internally managed BDCs and none that are directly comparable to the Company as regards business strategies, assets under management, including for external parties through our wholly owned external investment manager, typical investment size and type and market capitalization. Moreover, regarding the compensation and retention of executive talent, the Company also competes with private equity funds, private credit funds, hedge funds and other types of specialized investment funds. Since these funds are generally private companies that are not required to publicly disclose their executive compensation practices and policies, the Committee relies on compensation consultants and surveys as well as other available information to compare compensation practices and policies.
Items taken into account from comparable companies and funds include, but are not necessarily limited to, base compensation, bonus compensation, stock option awards, restricted stock awards, carried interest and other compensation. In addition to actual levels of cash and equity related compensation, the Compensation Committee also considers other approaches comparable companies are taking with regard to overall executive compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, the mix of cash and equity compensation, the use of compensation consultants and certain corporate and executive performance measures that are established to achieve longer term total return for stockholders. Finally, in addition to analyzing comparable companies and funds, the Committee also evaluates the relative cost structure of the Company as compared to the entire BDC sector, including internally and externally managed BDCs, as well as other private funds.
Assessment of Company Performance
The Compensation Committee believes that sustained financial performance coupled with consistent stockholders’ returns as well as proportional employee compensation are essential components for Main Street’s long-term business success. Main Street typically makes three to seven-year investments in its portfolio companies. However, the Company’s business plan involves taking on investment risks over a range of time periods. Accordingly, much emphasis is focused on maintaining the stability of net asset values as well as the continuity of earnings to pass through to stockholders in the form of recurring dividends. The quality of the earnings supporting the dividends as well as the maintenance and growth of dividends are key metrics in the Committee’s assessment of financial performance.

Main Street’s primary strategy is to generate current income from debt and equity investments and to realize capital gains from equity-related investments. This income supports the payment of dividends to stockholders. The recurring payment of dividends requires a methodical investment approach and active monitoring and management of the investment portfolio over time. A meaningful part of the Company’s employee base is dedicated to the maintenance of asset values and expansion of this recurring income to sustain and grow dividends. The Committee believes that stability of the management team is critical to achieving successful implementation of the Company’s strategies. Further, the Committee, in establishing and assessing executive salary and performance incentives, is more focused on Main Street results as compared to its business objectives rather than the performance of Main Street relative to other comparable companies or industry metrics.
Executive Compensation Components
For 2022, the components of Main Street’s direct compensation program for NEOs included:
•base salary;
•annual cash bonuses;
•long-term compensation pursuant to the 2015 Equity and Incentive Plan (through May 2022 and the 2022 Equity and Incentive Plan thereafter); and
•other benefits.
The Compensation Committee designs each NEO’s direct compensation package to appropriately reward the NEO for his or her contribution to the Company. The judgment and experience of the Committee are weighed with individual and Company performance metrics and consultation with the Chief Executive Officer (except with respect to himself) to determine the appropriate mix of compensation for each individual. The Compensation Committee does not target a specific level of compensation relative to market practice, and only uses such data as a reference point when establishing compensation levels for NEOs. Cash compensation consisting of base salary and discretionary bonuses tied to achievement of individual performance goals that are reviewed and approved by the Committee, as well as corporate objectives, are intended to motivate NEOs to remain with the Company and work to achieve expected business objectives. Stock-based compensation is awarded based on performance expectations approved by the Committee for each NEO. The blend of short-term and long-term compensation may be adjusted from time to time to balance the Committee’s views regarding the benefits of current cash compensation and appropriate retention incentives.
Base Salary
Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional responsibilities of the position, the experience level of the individual, the Company’s ability to replace the executive, the past base salary of the individual and the relative number of well-qualified candidates available in the area. In addition, the Committee considers publicly available information regarding the base salaries paid to similarly situated executive officers and other competitive market practices.
The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion or any substantial change in responsibilities. The key factors in determining increases in salary level are relative performance and competitive pressures.
Annual Cash Bonuses
Annual cash bonuses are intended to reward individual performance on an annual basis and can therefore be variable from year to year. Cash bonus awards for the NEOs are determined by the Compensation Committee on a discretionary basis based on performance criteria, particularly the Company’s dividend performance as well as corporate and individual performance goals and other measures established by the Committee with the Chief Executive Officer’s input (except with respect to his own performance criteria). Should actual performance exceed expected performance criteria, the Committee may adjust individual cash bonuses to take such superior performance into account. Likewise, should actual performance fall below expected performance criteria, the Committee may adjust individual cash bonuses to take such inferior performance into account.

Long-Term Incentive Awards
Main Street’s Board and stockholders approved the 2015 Equity and Incentive Plan to provide stock-based awards as long-term incentive compensation to employees, including the NEOs. The Company uses stock-based awards to (i) attract and retain key employees, (ii) motivate employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable employees to participate in the Company’s long-term growth in value and (iv) link employees’ compensation to the long-term interests of stockholders. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to vesting of the award.
Restricted Stock.  Main Street has received exemptive relief from the SEC that permits the Company to grant restricted stock in exchange for or in recognition of services by its executive officers and employees. Pursuant to the 2015 Equity and Incentive Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Committee determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC’s exemptive order. Each restricted stock grant will be for a fixed number of shares as set forth in an award agreement between the grantee and Main Street. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights. The Committee generally awards restricted stock to employees, including NEOs, which generally vests in equal increments over a three-year time frame based on continued service during the vesting period.
Options.  The Compensation Committee may also grant stock options to purchase Main Street’s common stock (including incentive stock options and nonqualified stock options). The Committee expects that any options granted will represent a fixed number of shares of common stock, will have an exercise price equal to the fair market value of common stock on the date of grant, and will be exercisable, or “vested,” at some later time after grant. Certain stock options may provide for vesting based on the grantee remaining employed by Main Street for a time certain and/or the grantee and/or the Company attaining specified performance criteria. To date, the Committee has not granted stock options to any NEO.
In May 2022, our Board of Directors and stockholders approved and adopted the 2022 Equity and Incentive Plan to replace the 2015 Equity and Incentive Plan. Terms of the 2022 Equity and Incentive Plan are substantially similar to the 2015 Equity and Incentive Plan.
For a discussion of our policies related to employee and director hedging of economic risk of owning our securities, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 37.
Other Benefits
Main Street’s NEOs generally participate in the same benefit plans and programs as the Company’s other employees, including comprehensive medical, dental and vision insurance, short term and long-term disability insurance and life insurance. Main Street reimburses senior executives (including NEOs) for certain approved concierge medical expenses and additional medical testing, general health, nutrition and preventative services (collectively, “Concierge Medical Services”).
Main Street maintains a 401(k) plan for all full-time employees who are at least 21 years of age through which the Company makes non-discretionary matching contributions to each participant’s plan account on the participant’s behalf. For each participating employee, the Company’s contribution is a 100% match of the employee’s contributions up to a 3% contribution level and a 50% match of the employee’s contributions from a 3% to a 6% contribution level, with a maximum annual regular matching contribution of $13,725 during 2022. All contributions to the plan, including those made by the Company, vest immediately. The Board may also, at its sole discretion, provide that the Company will make additional contributions to employee 401(k) plan accounts, which would also vest immediately.
In November 2015, our Board approved and adopted the 2015 Deferred Compensation Plan to allow non-employee directors and certain key employees, including each of the NEOs, to defer receipt of some or all of their cash compensation, subject to certain limitations. Although not currently anticipated and subject to prior Compensation Committee approval, discretionary employer contributions are also permitted to the 2015 Deferred Compensation Plan. Individuals participating in the 2015 Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the plan and are also able to direct investments made on their behalf among investment alternatives permitted from time to time under the plan, including phantom Main Street stock units for which shares of Main Street common stock will be issued upon distribution. The 2015 Deferred Compensation Plan became effective on January 1, 2016.

Perquisites
The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.
Potential Payments Upon Change in Control or Termination of Employment
Unless the terms of an award provide otherwise, in the event of a specified transaction involving a “change in control” (as defined in the 2015 Equity and Incentive Plan) in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding awards, or for the grant of substitute awards, by the acquirer or survivor. In the event no such assumption or substitution occurs, each stock-based award, subject to its terms, will become fully vested or exercisable prior to the change in control on a basis that gives the holder of the award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the change in control following vesting or exercise. The award will terminate upon consummation of the change in control.
Transactions involving a “change in control” under the 2015 Equity and Incentive Plan include the following, other than where Main Street’s stockholders continue to have substantially the same proportionate ownership in an entity which owns substantially all of Main Street’s assets immediately following such transaction:
•a single person or entity or group of persons and/or entities, other than Main Street, any of its employee benefit plans, a company owned by Main Street’s stockholders in substantially the same proportions as their ownership in Main Street or an underwriter temporarily holding securities pursuant to an offering by Main Street, becomes the beneficial owner of more than 30% of the combined voting power of Main Street’s voting securities then outstanding;
•a change in the membership of the Board such that the individuals who, as of the effective date of the 2015 Equity and Incentive Plan, constitute the Board (the “Continuing Directors”), and any new director whose election or nomination to the Board was approved by a vote of at least a majority of the Continuing Directors, cease to constitute at least a majority of the Board;
•a merger, reorganization or business combination of Main Street or one of its subsidiaries with or into any other entity, other than where the holders of Main Street’s voting securities outstanding immediately before such transaction would represent immediately thereafter more than a majority of the combined voting power of the voting securities of Main Street or the surviving entity or the parent of such surviving entity;
•a sale or disposition of all or substantially all of Main Street’s assets, other than where the holders of Main Street’s voting securities outstanding immediately before such transaction hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer or the parent of such acquirer of such assets; or
•Main Street’s stockholders approve a plan of complete liquidation or dissolution of Main Street.
Our restricted stock awards also provide that (i) upon a participant’s death or disability (as defined in the award agreement), the unvested shares of restricted stock will fully vest, and (ii) upon a participant’s involuntary termination without cause or voluntary termination with good reason (each as defined in the award agreement), a portion of the unvested shares of restricted stock will vest. The number of shares and value of unvested restricted stock for each NEO as of December 31, 2022 that would have vested under the acceleration scenarios described above is shown under “Compensation of Executive Officers — Outstanding Equity Awards at Fiscal Year-End.”
In addition, NEOs who participate in the 2015 Deferred Compensation Plan could receive a distribution of their balances in that plan in connection with their death, disability or termination of employment, depending on their distribution elections under the plan. The aggregate balance in the 2015 Deferred Compensation Plan of each NEO as of December 31, 2022 is shown under “Compensation of Executive Officers — Nonqualified Deferred Compensation.”
Other than the accelerated vesting of restricted stock and amounts due under the 2015 Deferred Compensation Plan, we currently would not incur any other payment obligations to our NEOs in the event of a change in control or any of the aforementioned causes of termination of employment.
1940 Act Restrictions on Company Performance Based Compensation
The 1940 Act provides that a BDC such as Main Street may maintain either an equity incentive plan or a “profit-sharing plan”, but not both, for its NEOs and other employees. For example, a BDC cannot maintain a compensation plan that awards employees shares of common stock based solely on operating or financial results, because such plan would have features of both an equity incentive plan and a “profit-sharing plan”. The Compensation Committee believes that equity incentives closely align the interests of NEOs and employees with those of the Company’s stockholders. Accordingly, Main Street has adopted and maintained equity incentive plans for its NEOs and employees since 2008. As a result, the 1940 Act prohibits Main Street from having a “profit-sharing plan.”
The term “profit-sharing plan” is very broadly defined in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company’s gross or net income or any other indicia of the company’s overall financial performance, such as realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based on company performance metrics.
Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. Instead, the Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies to the extent compensation paid to any “covered employee” exceeds $1 million in a given year. To the extent any of our “covered employees” receives compensation in excess of $1 million for any year, Main Street generally cannot deduct such excess compensation for U.S. federal income tax purposes. For purposes of Section 162(m), a “covered employee” includes our CEO, our CFO and each of our other NEOs; in addition, once a person is determined to be a covered employee, such person continues to be a covered employee regardless of whether such person remains an NEO.
While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also considers other factors in making compensation decisions as noted herein and retains the flexibility to authorize amounts and forms of compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by the Company for tax purposes.
Stockholder Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Stockholders, our stockholders provided an advisory vote with 84% of the votes cast approving our compensation philosophy, policies and procedures and the 2021 fiscal year compensation of our NEOs (the “Advisory Vote”). Subsequently, the Compensation Committee considered the results of the Advisory Vote in determining compensation policies and decisions of the Company. The Advisory Vote affected the Company’s executive compensation decisions and policies by reaffirming the Company’s compensation philosophies, and the Compensation Committee will continue to use these philosophies and past practice in determining future compensation decisions.
2022 Compensation Determination
The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Committee believes that the total compensation paid to the NEOs for the fiscal year ended December 31, 2022, is consistent with the overall objectives of Main Street’s executive compensation program.
Base Salary
The Compensation Committee annually reviews the base salary of each executive officer, including each NEO, and determines whether or not to increase it in its sole discretion. Increases to base salary can be awarded to recognize, among other things, relative performance, changes in roles and responsibilities, relative cost of living and competitive market pressures.
In 2022, the Compensation Committee approved base salary increases for each NEO at levels the Compensation Committee concluded were appropriate for the roles and responsibilities for each NEO and to align each NEO’s compensation with similar executive officers of comparable companies. The Compensation Committee’s goal in setting the base salary levels for the NEOs is to adequately compensate the NEOs for expected base levels of performance and provide for the retention of the NEOs.

The amount of annual base salary paid to each NEO for 2022 is presented under the caption entitled “Compensation of Executive Officers — Summary Compensation Table.” The Committee believes that the salary increases and resulting base salaries were competitive in the marketplace and appropriate for the NEOs as the base component of their overall compensation packages.
Annual Cash Incentive Bonus
Cash bonuses are determined annually by the Compensation Committee and are based on individual and corporate performance objectives coupled with Committee discretion as appropriate. The 2022 performance criteria used for determining the cash bonuses for NEOs included, among other things, the following:
•significant overperformance of corporate financial objectives for 2022 versus both budget and historical periods, including record performance levels on several key financial metrics, including total investment income and distributable net investment income and net investment income, both in total dollars and on a per share basis, and favorable performance levels, particularly relative to market conditions, on net realized gains and losses, net unrealized appreciation, net asset value (NAV) per share growth and net income return on equity;
•significant overperformance of corporate objectives for net investment activity in 2022 versus budget and historical periods, including a favorable level of gross and net investment activity in the Company’s lower middle market strategy and a record level of net investment activity in the Company’s private loan investment strategy;
•significant increases in value delivered to the Company’s stockholders in 2022 through the combination of significant increases in the monthly dividends and supplemental dividends paid to stockholders during 2022, increased monthly dividends and supplemental dividends declared for the first quarter of 2023 and significant growth in the Company’s NAV per share;
•significant overperformance of long-term corporate objectives, particularly those related to the Company’s long-term goals of:
•maintaining and growing monthly dividends, and generating distributable net investment income in excess of such monthly dividends,
•delivering the Company’s superior financial results while maintaining a conservative leverage profile and overall capital structure,
•adding a second investment grade rating and maintaining the Company’s existing investment grade rating, and
•strategically accessing the debt and equity capital markets to allow for the continued future growth of the Company’s investment portfolio;
•contributions to the significant growth of the Company’s asset management business through the Company’s wholly owned investment adviser, MSC Adviser I, LLC (the “External Investment Manager”), and strong performance of the funds and assets managed for third parties by the External Investment Manager;
•individual performance and achievement of individual goals, as well as the contribution to corporate objectives;
•maintaining liquidity and capital flexibility, and when appropriate working to increase such liquidity and capital flexibility, to accomplish the Company’s business objectives and mitigate the potential impacts of unexpected economic volatility;
•maintaining the highest ethical standards, internal controls and adherence to regulatory requirements; and
•appropriate and planned development of personnel.
The Company paid cash bonuses to NEOs for 2022 performance in recognition of Main Street’s record financial results and operating performance and each NEO’s significant contributions to Main Street’s performance. The Compensation Committee considered a number of major achievements and other positive and negative factors when evaluating the cash bonuses paid to NEOs for 2022. The net result of these considerations resulted in significant increases in the cash bonuses paid to the NEOs in comparison to prior year and other historical periods and an increase in the total cash bonuses paid to our employees in comparison to prior year and other historical periods. In particular, cash bonuses paid to NEOs for 2022 performance included recognition of Main Street’s ability to generate record results on several key current year metrics, as discussed above, while also maintaining focus on achieving the Company’s long-term goals, resulting in significant growth of the Company’s investment portfolio and overall business and significant improvements in the Company’s capital structure and liquidity position.
Other positive factors considered by the Compensation Committee included:
•significant growth of the Company’s lower middle market and private loan investment portfolios, in both cases well in excess of the Company’s annual goals and prior periods;
•strong financial performance and the achievement of several key goals at MSC Income, the non-traded business development company managed by the External Investment Manager;
•significant growth and positive performance of MS Private Loan Fund I, LP (the “Private Loan Fund”), a private investment fund managed by MSC Adviser;
•continued focus on increasing the portion of the Company’s investment portfolio comprised of its lower middle market and private loan investment strategies and deemphasizing its middle market investment strategy and portfolio;
•significant progress on several of the Company’s key long-term strategic initiatives established by management and reviewed periodically by the Compensation Committee and the Board (the “Strategic Initiatives”);
•continuation of our focus on and improvement of the key ESG aspects of our business;
•growth of our investment management team through the hiring and integration of several key additions;
•continuation of our low total operating cost structure in comparison to peer organizations;
•maintenance of an investment grade rating from Standard & Poor’s Ratings Services and new investment grade rating from Fitch Ratings;
•efficient use of our at-the-market, or ATM, equity offerings to issue equity as needed while maintaining a conservative leverage ratio;
•amendment of our corporate credit facility to increase the total commitments, extend maturity and further diversify the lenders participating in the facility;
•execution of a new special purpose vehicle financing to provide the Company additional capital and liquidity to continue to fund it expected future growth;
•issuance of incremental investment grade notes to diversify our capital structure and increase our liquidity; and
•relatively low employee turnover and development of talented personnel.
Negative factors considered by the Compensation Committee included:
•realized losses incurred on certain investments;
•increased number of non-accruals outstanding at year-end; and
•lower than targeted and desired return on asset results in the Company’s middle market investment portfolio.
While each of these factors represents a negative outcome in comparison to the Company’s original expectations for 2022, the impacts overall were deemed to be not significant due to the facts that (i) the realized losses were minimal in comparison to the size of the Company’s overall investment portfolio and net investment income results for the year, (ii) the increased non-accruals did not represent a significant increase as a percentage of the Company’s total investment portfolio and (iii) the Company has previously stated that it is executing a strategy to decrease the size of its middle market investment portfolio due to the lower than acceptable returns on this asset class.

The Compensation Committee did not weight these achievements or the positive and negative factors and used discretion in determining the cash bonus amount allocated to each executive. In summary, the performance of the NEO group and management team overall was consistently at a high level in 2022 resulting in excellent financial results and operating performance.
The amount of cash bonus paid to each NEO for 2022 is presented under the caption entitled “Compensation of Executive Officers — Summary Compensation Table.” The Committee believes that these cash bonus awards are individually appropriate based on 2022 performance. Such bonuses comprise a key component of the Company’s overall compensation program.
Long-Term Incentive Awards
The Company granted restricted shares to our NEOs in 2022 to recognize individual contributions to corporate strategic priorities and to the long-term performance of the Company. Other objectives of restricted stock awards were to assist with retention, align NEO interests with stockholder interests and to provide competitive total direct compensation. Contributions to the future success of the Company include expanded roles of NEOs within the Company, recruitment and development of personnel, advancement of strategic initiatives with benefits beyond the current year, development of appropriate capital structure alternatives and enhancement of the Company’s reputation with key constituents.
The number and value of restricted shares granted to each NEO in 2022 is presented under the caption entitled “Compensation of Executive Officers — Grants of Plan-Based Awards.” The Committee is currently assessing the potential for long-term incentive compensation through grants of restricted shares to our NEOs for 2023, which are expected to be awarded in April 2023.
Risk Management and Compensation Policies and Practices
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking and concluded:
•compensation is allocated among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;
•significant weighting towards long-term incentive compensation discourages short-term risk taking;
•executive goals are appropriately established across several key metrics and criteria in order to avoid an outcome where the failure to achieve any individual target would result in a large percentage loss of compensation;
•clawback feature on restricted stock grants ensures that the Company is appropriately protected from any event that would trigger a clawback obligation; and
•multi-year vesting of restricted stock coupled with share ownership guidelines properly account for the time horizon of risks.
Finally, in addition to the factors described above, incentive compensation decisions include subjective considerations that restrain the influence of formulae or objective-driven determinations that might lead to excessive risk taking.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Main Street’s management and, based on our review and discussions, we recommended to the Board of Main Street that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Stephen B. Solcher, Chair John E. Jackson Brian E. Lane

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes the compensation of our NEOs for the fiscal year ended December 31, 2022.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Dwayne L. Hyzak	2022	$657,500	$3,175,000	$3,229,975	$18,845	$7,081,320
Member of the Board and Chief Executive Officer	2021	632,500	2,600,000	1,772,966	23,291	5,028,757
	2020	625,000	300,000	768,725	12,825	1,706,550
David L. Magdol	2022	$562,500	$2,750,000	$2,819,822	$18,845	$6,151,167
President and Chief Investment Officer	2021	535,000	2,275,000	1,355,817	14,586	4,180,403
	2020	515,000	260,000	691,842	12,825	1,479,667
Jesse E. Morris	2022	$547,500	$2,625,000	$2,768,574	$18,845	$5,959,919
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2021	518,750	2,050,000	1,147,242	26,550	3,742,542
	2020	495,000	250,000	614,976	12,825	1,372,801
Jason B. Beauvais	2022	$468,750	$1,525,000	$1,435,577	$18,845	$3,448,172
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2021	442,500	1,150,000	1,032,017	14,586	2,639,103
	2020	416,250	350,000	461,228	12,825	1,240,303
______________________
(1)These amounts reflect annual cash bonuses earned by the NEOs based on individual and corporate performance as determined by the Compensation Committee.
(2)These amounts represent the fair value of restricted stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. Dividends paid on restricted stock awards are reflected in the grant date fair value and, therefore, are not shown in the table. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting of such grants. Please see the discussion of the assumptions made in the valuation of these awards in Note J to the audited consolidated financial statements included in the annual report accompanying this proxy statement.
(3)These amounts reflect (i) employer matching contributions to NEO accounts in our 401(k) plan and (ii) employer reimbursements for approved NEO Concierge Medical Services. Payments for NEO Concierge Medical Services in 2022 were $5,120 each of Messrs. Hyzak, Magdol, Morris and Beauvais and in 2021 were $10,241 for Mr. Hyzak; $1,536 for Mr. Magdol; $13,500 for Mr. Morris; and $1,536 for Mr. Beauvais. All other amounts in this column are employer 401(k) matching contributions.
Grants of Plan-Based Awards
The following table sets forth information regarding restricted stock awards granted to our NEOs in fiscal year 2022:

Name	Grant Date	Stock Awards; Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards
Dwayne L. Hyzak	April 1, 2022	75,821	$3,229,975
David L. Magdol	April 1, 2022	66,193	$2,819,822
Jesse E. Morris	April 1, 2022	64,990	$2,768,574
Jason B. Beauvais	April 1, 2022	33,699	$1,435,577
______________________

(1)Restricted stock grants to NEOs under the 2015 Equity and Incentive Plan in 2022 vest ratably over three years from the grant date (except for 3,611 shares for each NEO which vest ratably over five years from the grant date), and all underlying shares are entitled to dividends and voting rights beginning on the grant date.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the awards of restricted stock for which forfeiture provisions have not lapsed and remained outstanding at December 31, 2022:

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)(2)		Market Value of Shares of Stock That Have Not Vested(3)
Dwayne L. Hyzak	119,424	(4)	$4,412,717
David L. Magdol	110,382	(5)	$4,078,615
Jesse E. Morris	104,324	(6)	$3,854,772
Jason B. Beauvais	59,221	(7)	$2,188,216
______________________
(1)No restricted stock awards have been transferred.
(2)3,611 shares of unvested stock of each NEO would not vest upon the NEO’s involuntary termination without cause or voluntary termination with good reason pursuant to the terms of the award agreement (each as defined in the award agreement).
(3)The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the New York Stock Exchange at December 30, 2022.
(4)53,564 shares will vest on April 1, 2023; 39,623 shares will vest on April 1, 2024; 24,792 shares will vest on April 1, 2025; 722 shares will vest on April 1, 2026 and 723 shares will vest on April 1, 2027, subject in each case to the NEO still being employed by us on the respective vesting date.
(5)54,430 shares will vest on April 1, 2023; 32,924 shares will vest on April 1, 2024; 21,583 shares will vest on April 1, 2025; 722 shares will vest on April 1, 2026 and 723 shares will vest on April 1, 2027, subject in each case to the NEO still being employed by us on the respective vesting date.
(6)50,918 shares will vest on April 1, 2023; 30,779 shares will vest on April 1, 2024; 21,182 shares will vest on April 1, 2025; 722 shares will vest on April 1, 2026 and 723 shares will vest on April 1, 2027, subject in each case to the NEO still being employed by us on the respective vesting date.
(7)27,694 shares will vest on April 1, 2023; 19,330 shares will vest on April 1, 2024; 10,752 shares will vest on April 1, 2025; 722 shares will vest on April 1, 2026 and 723 shares will vest on April 1, 2027, subject in each case to the NEO still being employed by us on the respective vesting date.

Equity Awards Vested in Fiscal Year
The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Dwayne L. Hyzak	41,133	$1,752,266
David L. Magdol	41,678	1,775,483
Jesse E. Morris	29,737	1,266,796
Jason B. Beauvais	22,241	947,467
______________________
(1)Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations.
(2)Value realized upon vesting is based on the closing price of our common stock on the vesting date.
Nonqualified Deferred Compensation
The following table sets forth information regarding the activity during the fiscal year ended December 31, 2022 related to the accounts of our NEOs under the 2015 Deferred Compensation Plan:

Name	Aggregate Balance at December 31, 2021	2022 Executive Contributions(1)	2022 Company Contributions	2022 Aggregate Earnings(2)	2022 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2022(3)
Dwayne L. Hyzak	$1,463,463	$585,750	—	$(275,077)	—	$1,774,136
David L. Magdol	1,307,632	511,250	—	(198,776)	—	1,620,106
Jesse E. Morris	611,259	854,375	—	(103,886)	—	1,361,748
Jason B. Beauvais	1,171,981	276,875	—	(169,625)	—	1,279,231
______________________
(1)The 2022 Executive Contributions shown above include amounts reported in the “Salary” column of the Summary Compensation Table for 2022 as follows: $65,750 for Mr. Hyzak; $56,250 for Mr. Magdol; $136,875 for Mr. Morris; and $46,875 for Mr. Beauvais. The remaining amounts included in 2022 Executive Contributions shown above represent contributions from bonuses that accrued in 2021 but were paid in 2022.
(2)The 2022 Aggregate Earnings shown above represents earnings on amounts in the 2015 Deferred Compensation Plan during 2022. These amounts are not reported in the Summary Compensation Table.
(3)The Aggregate Balance at December 31, 2022 shown above includes amounts reported in the Summary Compensation Table (or would have been reported if the person was an NEO) for prior years as follows: $1,107,711 for Mr. Hyzak; $732,125 for Mr. Magdol; $501,704 for Mr. Morris; and $663,250 for Mr. Beauvais.
In November 2015, our Board approved and adopted the 2015 Deferred Compensation Plan, an unfunded, nonqualified deferred compensation plan, to allow non-employee directors and certain key employees, including each of the NEOs, to defer receipt of some or all of their cash compensation, subject to certain limitations. Pursuant to the 2015 Deferred Compensation Plan, executives may contribute on a pre-tax basis up to 100% of their salary and cash bonus. Although not currently anticipated and subject to prior Compensation Committee approval, discretionary employer contributions are also permitted to the 2015 Deferred Compensation Plan. Individuals participating in the 2015 Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the plan. Amounts deferred under the plan earn a return based on the returns on certain investment alternatives permitted under the plan, including phantom Main Street stock units, as designated by the participant. The 2015 Deferred Compensation Plan became effective on January 1, 2016.

Potential Payments Upon Change in Control or Termination of Employment
As described in “Compensation Discussion and Analysis,” our restricted stock awards to employees, including NEOs, provide that (i) upon certain transactions involving a change in control or upon a participant’s death or disability (as defined in the award agreement), the unvested shares of restricted stock will fully vest, and (ii) upon an involuntary termination without cause or voluntary termination with good reason (each as defined in the award agreement), a portion of the unvested shares of restricted stock will vest. The number of shares and value of unvested restricted stock for each NEO as of December 31, 2022 that would have vested under the acceleration scenarios described above is shown under the heading “— Outstanding Equity Awards at Fiscal Year-End.”
In addition, NEOs who participate in the 2015 Deferred Compensation Plan could receive a distribution of their balances in that plan in connection with their death, disability or termination of employment, depending on their distribution elections under the plan. The aggregate balance in the 2015 Deferred Compensation Plan of each NEO as of December 31, 2022 is shown under the heading “— Nonqualified Deferred Compensation.”
Other than the accelerated vesting of restricted stock and amounts due under the 2015 Deferred Compensation Plan, we are not currently obligated to make any payments to our NEOs in the event of a change in control or any of the aforementioned causes of termination of employment.
Chief Executive Officer Pay Ratio
For 2022, our last completed fiscal year, the median of the annual total compensation of all of our employees (other than Mr. Hyzak, our Chief Executive Officer (our “CEO”)) was $220,355, and the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $7,081,320. Based on this information, our CEO’s 2022 annual total compensation was approximately 32 times that of the median of the 2022 annual total compensation of all of our employees.
We selected December 31, 2022 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our CEO) for 2022. As of December 31, 2022, our employee population consisted of 91 individuals, all but 2 were located in our Houston, Texas office. We compared the annual total compensation for our employee population in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, stock awards and employer matching contributions to employee accounts in our 401(k) plan. In making this determination, we annualized the compensation of 22 employees who were hired in 2022 but did not work for us the entire fiscal year.
“Pay Versus Performance”
In accordance with the final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following table that sets forth certain compensation measures for certain of our officers alongside certain performance metrics for the Company and certain of its industry peers:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Company Total Shareholder Return(3)	S&P 500 BDC Index Total Shareholder Return	Net Investment Income ($ in thousands)	Distributable Net Investment Income(4) ($ in thousands)
2022	$7,081,320	$6,541,799	$5,186,419	$4,769,633	$106.35	$82.17	$245,327	$257,522
2021	5,028,757	6,258,742	2,923,779	3,775,525	119.78	100.24	182,665	194,742
2020	1,706,550	1,220,984	1,257,019	1,069,788	80.84	80.52	137,945	148,773
______________________
(1)The PEO and the non-PEO NEOs for each year are as follows:
a.PEO: Dwayne L. Hyzak
b.non-PEO NEOs: 2022 were David L. Magdol, Jesse E. Morris and Jason B. Beauvais; 2021 and 2020 were David L. Magdol, Jesse E. Morris, Jason B. Beauvais and Brent D. Smith.

(2)Compensation Actually Paid is a calculation that begins with the Summary Compensation Table (SCT) total compensation in the given year with certain adjustments prescribed by the SEC rules. The following table provides a reconciliation of SCT total compensation with Compensation Actually Paid:

Name	Year	SCT Total	SCT Stock Awards	Fair Value of Stock Awards Granted in the Covered Year	Change in Fair Value of Unvested Stock Awards from Prior Years	Fair Value of Stock Awards Granted and Vested in the Covered Year	Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	Fair Value of Stock Awards Forfeited	Value of Dividends on Unvested Stock Awards	Compensation Actually Paid
PEO	2022	$7,081,320	$(3,229,975)	$2,801,586	$(344,900)	$—	$(92,961)	$—	$326,728	$6,541,799
	2021	5,028,757	(1,772,966)	1,995,866	507,087	—	287,251	—	212,746	6,258,742
	2020	1,706,550	(768,725)	1,349,242	(393,497)	—	(858,873)	—	186,287	1,220,984
NEO Average	2022	5,186,419	(2,341,324)	2,030,797	(287,515)	—	(70,554)	—	251,811	4,769,633
	2021	2,923,779	(1,014,138)	993,055	359,585	136,062	232,502	—	144,681	3,775,525
	2020	1,257,019	(557,319)	978,188	(299,316)	—	(440,998)	—	132,214	1,069,788
(3)Total Shareholder Return represents the value of a hypothetical $100 investment beginning at market close on the last trading day of 2019, assuming reinvestment of all dividends.
(4)Distributable net investment income is net investment income as determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), excluding the impacts of share-based compensation expense and deferred compensation expense or benefit. We believe that distributable net investment income is a useful and appropriate compensation metric since share-based compensation does not require settlement in cash and deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. As a result, distributable net investment income is a clearer measure of cash available for distributions to Main Street’s stockholders than net investment income as determined in accordance with U.S. GAAP. A reconciliation of distributable net investment income to net investment income is included in our annual reports on Form 10-K for the years ended December 31, 2021 (for the year ended December 31, 2020) and December 31, 2022 (for the years ended December 31, 2022 and 2021).
The graph below reflects the relationship between “Compensation Actually Paid” to our Chief Executive Officer and other Named Executive Officers and Net Investment Income and Distributable Net Investment Income:

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
NII or DNII (in thousands)
2020
2021
2022
Compensation Actually Paid to PEO (2)
Average Compensation Actually Paid to Non-PEO NEOs (2)
Net Investment Income ($ in thousands)
Distributable Net Investment Income (5) ($ in thousands)

The graph below reflects the relationship between “Compensation Actually Paid” to our Chief Executive Officer and other Named Executive Officers and Total Shareholder Return for the Company and the S&P BDC Index:

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$140
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return
2020
2021
2022
Compensation Actually Paid to PEO (2)
Average Compensation Actually Paid to Non-PEO NEOs (2)
Company Total Shareholder Return (3)
S&P 500 BDC Index Total Shareholder Return (4)

As described above, restrictions imposed by the 1940 Act restrict the Compensation Committee’s ability to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. However, the Committee considers several financial performance metrics, along with other factors including operational goals and individual performance criteria, in determining the appropriate compensation for NEOs. Subject to the foregoing restrictions imposed by the 1940 Act, in the Company’s assessment, the following list of performance measures represent the most important performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance:
•distributable net investment income, which is net investment income as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit;
•return on equity percentage (based upon the net increase in net assets from operations);
•total dividends paid to stockholders;
•net realized gain or losses; and
•net unrealized appreciation or depreciation.
Other key metrics considered by the Compensation Committee when determining the appropriate compensation for NEOs include gross and net investment activity, net origination activities, growth and performance of the Company’s asset management business, maintenance of liquidity and capital flexibility and individual contributions to corporate objectives.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our common stock by:
•each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;
•each of our directors and executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on 79,549,951 shares of common stock outstanding as of the Record Date.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder and maintains an address c/o Main Street Capital Corporation. Our address is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares Owned Beneficially
Name	Number		Percentage
Independent Directors:
J. Kevin Griffin	55,935	(1)	*
John E. Jackson	59,206	(2)	*
Brian E. Lane	32,469	(3)	*
Kay Matthews	12,136	(4)	*
Dunia A. Shive	13,649	(5)	*
Stephen B. Solcher	36,093	(6)	*
Interested Directors:
Vincent D. Foster	1,864,651	(7)	2.34%
Dwayne L. Hyzak	401,897		*
Executive Officers:
David L. Magdol	385,256		*
Jesse E. Morris	156,063		*
Jason B. Beauvais	166,837		*
All Directors and Executive Officers as a Group (11 persons)	3,184,192		4.00%
______________________
*    Less than 1%
(1)Includes 32,967 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.
(2)Includes 1,689 shares of common stock held by Mr. Jackson’s wife and 31,955 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.
(3)Includes 23,167 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.
(4)Includes 8,724 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(5)Includes 10,142 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.
(6)Includes 27,107 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.
(7)Includes 137,721 shares of common stock held by family and charitable trusts. For each of these trusts, Mr. Foster acts as trustee, may from time to time direct the trustee to vote or dispose of these shares and/or holds a remainder interest therein.
The Board has established stock ownership guidelines pursuant to which independent directors and certain key employees, including each executive officer listed in the table above, are required to achieve and maintain minimum levels of stock ownership. Restricted stock awards under our 2015 Equity and Incentive Plan and 2022 Equity and Incentive Plan are subject to clawback provisions in the event that the recipient of the grant engages in certain prohibited conduct or causes the need for the Company to restate previously issued financial statements. Our Corporate Governance and Stock Ownership Guidelines may be found at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
The following table sets forth, as of the Record Date, the dollar range of our equity securities that is beneficially owned by each of our directors.

Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Vincent D. Foster	over $100,000
Dwayne L. Hyzak	over $100,000
Independent Directors:
J. Kevin Griffin	over $100,000
John E. Jackson	over $100,000
Brian E. Lane	over $100,000
Kay Matthews	over $100,000
Dunia A. Shive	over $100,000
Stephen B. Solcher	over $100,000
______________________
(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on the New York Stock Exchange of $42.49 per share as of the Record Date.
(3)The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board to review Main Street’s financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the New York Stock Exchange. As the Audit Committee, we are responsible for the selection, engagement, compensation, retention and oversight of Main Street’s independent registered public accounting firm. We are also responsible for recommending to the Board that Main Street’s audited financial statements be included in its annual report on Form 10-K for the fiscal year.
In making our recommendation that Main Street’s financial statements be included in its annual report on Form 10-K for the year ended December 31, 2022, we have taken the following steps:
•We discussed with Grant Thornton LLP, or Grant Thornton, Main Street’s independent registered public accounting firm for the year ended December 31, 2022, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.
•We conducted periodic executive sessions with Grant Thornton, with no members of Main Street’s management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.
•We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with us concerning independence, and we discussed with Grant Thornton its independence from Main Street. We also considered whether the provision of non-audit services to Main Street is compatible with Grant Thornton’s independence.
•We determined that there were no former Grant Thornton employees, who previously participated in the Main Street audit, engaged in a financial reporting oversight role at Main Street.
•We reviewed, and discussed with Main Street’s management and Grant Thornton, Main Street’s audited consolidated balance sheet at December 31, 2022, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2022.
Based on the reviews and actions described above, we recommended to the Board that Main Street’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

THE AUDIT COMMITTEE

J. Kevin Griffin, Chair John E. Jackson Kay Matthews Stephen B. Solcher

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2023
(ITEM 2)
Our Board has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of Main Street. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the years ended December 31, 2022 and December 31, 2021, Main Street incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees	$895,488	$774,013
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$895,488	$774,013

Audit Fees.  Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees.  Fees for other services would include fees for products and services other than the services reported above.
It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.
The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise.
Required Vote
The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3)
Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our and their individual performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs and other key employees is reasonable and not excessive. To this end, our Compensation Committee is advised from time to time by an independent compensation consultant. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the “Compensation of Executive Officers” section of this proxy statement.
In accordance with the results of the vote at our 2017 Annual Meeting, our Board has determined to implement an advisory vote on executive compensation each year until the next required advisory vote on the frequency of stockholder votes on the compensation of executives (see Item 4 below). The annual non-binding advisory “Say on Pay” vote gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.
As an advisory vote, this proposal is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, or require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs and other key employees. In particular, to the extent there is any significant vote against our NEOs’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Text of the Resolution to be Adopted
We are asking stockholders to vote “For” the following advisory resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs as disclosed in the Proxy Statement for Main Street Capital Corporation’s 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the CD&A, the 2022 Summary Compensation Table and the other related tables and disclosures.”
Required Vote
The approval of this advisory resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS ADVISORY RESOLUTION.

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 4)

This non-binding advisory vote enables our stockholders to indicate their preference as to how frequently we should seek an advisory “Say on Pay” vote on the compensation philosophy, policies and procedures and the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the proposal in “Advisory Vote on Executive Compensation (Item 3)” included in this proxy statement. By voting on this proposal, stockholders may indicate whether they prefer that we conduct the advisory “Say on Pay” vote every three years, every two years or every year.
Stockholders also may, if they wish, abstain from casting a vote on this proposal. After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every year (an annual vote) is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every one year for the advisory vote on executive compensation.
Setting a one-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our executive compensation philosophy.
This vote is advisory and not binding on the Company or our Board of Directors or its Compensation Committee in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.
Text of the Resolution to be Adopted
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be deemed the preferred frequency selected by stockholders on an advisory basis with which Main Street is to hold a stockholder “Say on Pay” vote to approve the compensation philosophy, policies and procedures and the compensation of the NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the CD&A, the Summary Compensation Table and the other related tables and disclosures).”

Required Vote
The period receiving the greatest number of votes as set forth in this proposal will be the frequency of the advisory vote on executive compensation that has been approved by our stockholders on an advisory basis. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING “SAY ON PAY” STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION.

AMENDMENT OF CHARTER TO ALLOW STOCKHOLDERS TO AMEND OUR BYLAWS
(ITEM 5)
Our Board has adopted a resolution whereby it has declared advisable, and recommends for your approval, an amendment to Article V, Section 5.5 of our Charter to provide that our bylaws may be amended by the vote of a majority of our entire Board or by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Currently, Article V, Section 5.5 of our Charter provides that our Board has the exclusive power to make, alter, amend or repeal the bylaws.
Our Board is committed to strong and effective corporate governance and monitors regularly our corporate governance policies and practices. After careful consideration, our Board believes that allowing our stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter is in our best interests and in the best interests of our stockholders. A copy of the proposed amendment to our Charter is attached as Attachment A to this Proxy Statement and incorporated by reference into this proposal. If this Charter amendment is approved by our stockholders, we expect that our Board will similarly amend our bylaws. If this Charter amendment is not approved by our stockholders, then we will not amend our Charter to provide this right to our stockholders unless and until approved by our stockholders at a future annual or special meeting of stockholders.
Required Vote
The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to amend our Charter to allow stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS CHARTER AMENDMENT.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to certain exceptions. In addition, the Audit Committee reviews and considers related party transactions.
In addition, our Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Business Conduct and Ethics is available at www.mainstcapital.com under “Governance — Governance Documents” in the “Investors” section of our website.
External Investment Advisory Clients
Through the External Investment Manager we maintain an asset management business through which we manage investments for third parties. The External Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Our executive officers and employees may have a direct financial interest in investment advisory clients of the External Investment Manager by virtue of holding stock, membership or limited partner interests, or such equivalent units of interest.
The External Investment Manager serves as the investment adviser and administrator to MSC Income pursuant to an Investment Advisory and Administrative Services Agreement (the “MSIF Advisory Agreement”). Under the MSIF Advisory Agreement, the External Investment Manager earns a 1.75% base management fee and a 20% incentive fee in exchange for providing investment advisory services to MSC Income. Certain of our officers and employees own equity in MSC Income and therefore have direct pecuniary interests in MSC Income.
The External Investment Manager also serves as investment adviser and administrator to the Private Loan Fund, pursuant to which the External Investment Manager provides investment advisory and management services to the Private Loan Fund in exchange for an asset-based fee and certain incentive fees. The Private Loan Fund is a private investment fund exempt from registration under the 1940 Act that co-invests with us in our private loan strategy. We have committed to contribute up to $15.0 million as a limited partner and will be entitled to distributions on such interest. Certain of our officers and employees have made capital commitments to the Private Loan Fund as limited partners and therefore have direct pecuniary interests in the Private Loan Fund.
Additionally, we provided the Private Loan Fund with a revolving line of credit pursuant to a Secured Revolving Promissory Note, dated March 17, 2022 (as amended, the “PLF Note”), in an aggregate amount up to $10.0 million. Borrowings under the PLF Note bear interest at a fixed rate of 5.00% per annum and mature in March 2026. Additionally, the PLF Note is subject to a 0.25% per annum non-use fee. The PLF Note was unanimously approved by our Board, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the 1940 Act.
We have entered into an agreement with the External Investment Manager to share employees in connection with its asset management business generally, and specifically for its relationship with MSC Income, the Private Loan Fund and its other clients. Through this agreement, we share employees with the External Investment Manager, including their related infrastructure, business relationships, management expertise and capital raising capabilities, and we allocate the related expenses to the External Investment Manager pursuant to the sharing agreement.
Investment Transactions
In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain policies and procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or appropriate Board committee review and approval for such transactions and otherwise comply with, or seek, orders for exemptive relief from the SEC, as appropriate.
We have received an exemptive order from the SEC permitting co-investments by us, MSC Income and other clients advised by the External Investment Manager in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act. We have made co-investments and will continue to make co-investments with MSC Income, the Private Loan Fund and other clients advised by the External Investment Manager in accordance with the conditions of the order. The order requires, among other things, that we and the External Investment Manager consider whether each such investment opportunity is appropriate for us and the External Investment Manager’s advised clients, including MSC Income and the Private Loan Fund, as applicable, and if it is appropriate, to propose an allocation of the investment opportunity between such parties. Because the External Investment Manager may receive performance-based fee compensation from clients, including MSC Income and the Private Loan Fund, this may provide the Company and the External Investment Manager an incentive to allocate opportunities to other participating funds instead of us. However, both we and the External Investment Manager have policies and procedures in place to manage this conflict, including oversight by the independent members of our Board.

INVESTMENT ADVISOR, ADMINISTRATOR AND PRINCIPAL UNDERWRITER
Because we are internally managed, all of our executive officers and other employees are employed by Main Street. Therefore, Main Street does not have an investment advisor or an administrator. Set forth below are the names and addresses of firms that may be deemed to serve as a principal underwriter, as such term is defined under the 1940 Act, of Main Street as sales agents under our at-the-market equity offering program:

Firm name	Address
RBC Capital Markets, LLC	Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281
Truist Securities, Inc.	3333 Peachtree Road NE, 11th Floor, Atlanta, GA 30326
Raymond James & Associates, Inc.	880 Carillon Parkway, St. Petersburg, Florida 33716
Comerica Securities, Inc.	3551 Hamlin Road, MC 7476, Auburn Hills, Michigan 48326
SMBC Nikko Securities America, Inc.	277 Park Avenue, 5th Floor, New York, New York, 10172

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and greater-than-10% holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2022, with the exception of one report that was filed late by J. Kevin Griffin as a result of a technical issue on the filing date. We have taken measures to ensure that similar technical issues will not cause future delinquent filings.

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2024 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office at 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056 no later than November 20, 2023, and that such proposal complies with all applicable requirements of Rule 14a-8.
In addition, any stockholder who intends to propose a nominee to the Board or propose any other business to be considered by the stockholders at our 2024 Annual Meeting (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. Any such proposals must be sent to our Corporate Secretary at Main Street Capital Corporation, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.
The advance notice provisions of our Amended and Restated Bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2024 Annual Meeting must be made in writing and submitted to our Corporate Secretary at the address above no earlier than September 21, 2023 and no later than November 20, 2023 and must otherwise be a proper matter for action by the stockholders. We advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of the mailing of the notice for the 2024 Annual Meeting is before February 18, 2024 or after April 18, 2024. The above procedures and requirements are only a summary of the provisions in our Amended and Restated Bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our Amended and Restated Bylaws for more information on stockholder proposal requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: March 20, 2023

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third-party except as described below.
•The People and Companies that Make Up Main Street.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.
•Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

ATTACHMENT A
PROPOSED CHARTER AMENDMENT
MAIN STREET CAPITAL CORPORATION
ARTICLES OF AMENDMENT
MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Article V, Section 5.5 of the Articles of Amendment and Restatement of the Corporation filed on October 5, 2007 (the “Charter”) is hereby amended by deleting such Section 5.5 and replacing it in its entirety with the following:
*******
“Section 5.5 Charter and Bylaws.  All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws. The Board of Directors is vested with the power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. In addition, the stockholders may adopt, alter or repeal any provision of the Bylaws and make new Bylaws if such action is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, except that the stockholders shall not have the power to alter or repeal any provision of the Bylaws (a) subjecting the Corporation to the 1940 Act or (b) providing indemnification or advancement rights to any person.”
*******
SECOND: This amendment to the Charter has been approved by the Board of Directors and stockholders of the Corporation.
THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[Remainder of page intentionally left blank]

A-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary as of the [                 ] day of [                 ], 2023.

MAIN STREET CAPITAL CORPORATION

Attest:		By:
	Jason B. Beauvais Secretary		Dwayne L. Hyzak Chief Executive Officer

(This page has been left blank intentionally.)

A-2

MAIN STREET CAPITAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Dwayne L. Hyzak and Jason B. Beauvais as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Main Street Capital Corporation held of record by the undersigned on February 28, 2023 at the Annual Meeting of Stockholders to be held on May 1, 2023 at 9:00 AM CDT at Hotel Emma, Cellar J, 136 East Grayson, San Antonio, Texas 78215 or any adjournment or postponement thereof.
The undersigned acknowledges receipt of Main Street Capital Corporation’s Annual Report for the year ended December 31, 2022 and the Notice of 2023 Annual Meeting of Stockholders and related Proxy Statement.
This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposals 2, 3, and 5, and “ONE YEAR” for Proposal 4. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.
You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described below before the Annual Meeting.
Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named above to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the Proxy Statement and Proxy Voting Instructions.
Thank you for voting.
(Continued and to be marked, dated and signed on other side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 1, 2023

The Proxy Statement and our 2022 Form 10-K Report are available at: http://www.viewproxy.com/MainStreetCapital/2023

Please mark your votes like this ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, AND 5, AND “ONE YEAR” FOR PROPOSAL 4.

1.Election of Directors				2.Proposal to ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023
	FOR	AGAINST	ABSTAIN
01 J. Kevin Griffin	☐	☐	☐	☐ FOR	☐ AGAINST	☐ ABSTAIN
02 John E. Jackson	☐	☐	☐	3.Advisory non-binding approval of executive compensation.
03 Brian E. Lane	☐	☐	☐	☐ FOR	☐ AGAINST	☐ ABSTAIN
04 Kay Matthews	☐	☐	☐	4.Advisory non-binding approval of frequency of future advisory votes on executive compensation
05 Dunia Shive	☐	☐	☐
06 Stephen B. Solcher	☐	☐	☐	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN
07 Vincent D. Foster	☐	☐	☐	5.Proposal to approve an amendment to our Articles of Amendment and Restatement to allow our stockholders to amend our bylaws
08 Dwayne L. Hyzak	☐	☐	☐
				☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Date:

Signature:

Signature:
(Joint Owners)
Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐			Please indicate if you plan to attend this meeting ☐	Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.
CONTROL NUMBER
g

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER
g

PROXY VOTING INSTRUCTIONS
Please have your 11-digit control number ready when voting by Internet or Telephone

: INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/MAIN Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
TELEPHONE
Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.
Follow the voting instructions to vote your shares.
‘+ MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.